                                                                  EXHIBIT 10.16C


                     AMENDED AND RESTATED LICENSE AGREEMENT



               This Amended and Restated License Agreement, is made and entered into as of the date of the last signature on the signature page below (the "EFFECTIVE DATE"), between The Johns Hopkins University, a Maryland corporation, having a principal place of business at 720 Rutland Avenue, Baltimore, Maryland 21205 ("JHU"), and Guilford Pharmaceuticals Inc., a Delaware corporation ("GPI"), having an address at 6611 Tributary Street, Baltimore, Maryland 21224, and its indirect, wholly-owned subsidiary, GPI NIL Holdings, Inc., a Delaware corporation ("HOLDINGS," and together with GPI, the "COMPANY"), having an address at 222 Delaware Avenue, Wilmington, Delaware, 19899.

                                  WITNESSETH:

               WHEREAS, GPI and JHU entered into a License Agreement dated January 2, 1996 (the "1996 AGREEMENT") relating to (a) * and the invention disclosed and claimed therein; (b) * and the invention disclosed and claimed therein; (c) all continuations, divisions, and reissues based on the above-cited applications and any corresponding foreign patent applications; and
(d) any patents, patents of addition, or other U.S. or equivalent foreign patent rights issuing, granted or registered thereon (collectively, the "1996 NIL PATENT RIGHTS");

               WHEREAS, GPI and JHU entered into an Amended and Restated License Agreement dated June 26, 1997 (the "1997 AGREEMENT") relating to certain patents and patent rights including, among others, (a) *; (b) all continuations, divisions, and reissues based on the above-cited applications and any corresponding foreign patent applications; and (c) any patents, patents of addition, or other U.S. or equivalent foreign patent rights issuing, granted or registered thereon (collectively, the "1997 NIL PATENT RIGHTS");


               WHEREAS, JHU has filed the following patent applications: (a) *;
(b) *; and (c) * (collectively, the "1997 JHU NIL PATENT FILINGS").

               WHEREAS, pursuant to assignment agreements dated August 1, 1997, GPI assigned its rights to the 1996 NIL PATENT RIGHTS and the 1997 NIL PATENT RIGHTS under the 1996 AGREEMENT and the 1997 AGREEMENT, respectively, to its AFFILIATED COMPANY, HOLDINGS;

               WHEREAS, as a center for research and education, JHU is interested in licensing patent rights in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is itself

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

without capacity to commercially develop, manufacture and distribute any such products or methods;

               WHEREAS, the COMPANY desires to commercially develop, manufacture, use and distribute such products and methods based on such inventions throughout the world; and

               WHEREAS, the COMPANY and JHU desire to amend and restate the 1996 AGREEMENT in its entirety, and to amend the 1997 AGREEMENT to the extent it relates to the 1997 NIL PATENT RIGHTS, and to effect the exclusive worldwide license from JHU to HOLDINGS of the 1997 JHU NIL PATENT FILINGS;

               NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

               1.1 "AFFILIATED COMPANY" or AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with, the COMPANY. For purpose of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting securities or partnership interests, as applicable, of such corporation, company, partnership, joint venture or other entity.

               1.2 "CONTROL" or "CONTROLLED" shall mean possession of the right to grant a license or sublicense without violating the terms of any agreement or other arrangements with a third party.

               1.3 "EXCLUSIVE LICENSE" shall mean an exclusive, worldwide grant by JHU to the COMPANY of JHU's entire right and interest in the JHU NEUROIMMUNOPHILIN PATENT RIGHTS, subject to rights, if any, retained by the United States government under applicable law, and subject to the retained right of JHU to make, have made, provide and use for its and the Johns Hopkins Health Service's non-profit internal research purposes LICENSED PRODUCT(S) and LICENSED SERVICE(S).

               1.4 "FIELD" shall mean indications involving the use of NEUROIMMUNOPHILIN TECHNOLOGY to the extent such technology relates to inducing neurite extension or other neuronal effects. By way of illustration, but not

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

limitation, the FIELD includes all Category One Indications and all Category Two Indications, but does not include Category Three and Category Four Indications (as such categories are defined as of December 15, 1997 in the Amgen Agreement) unless the therapeutic activity of such compounds for such Category Three or Category Four Indication relates to inducing neurite extension or other neuronal effects.

               1.5 "FDA" shall mean the United States Food and Drug Administration or successor agency having responsibility for regulation of pharmaceutical products.

               1.6 "IND" shall mean an Investigational New Drug Application or its equivalent.

               1.7 "LICENSED PRODUCT(S)" shall mean any material, composition, drug, or other product, the manufacture, use, sale or importation of which would constitute, but for HOLDINGS' joint ownership interest therein or the license granted to HOLDINGS pursuant to this Agreement, an infringement of a valid, issued claim of JHU NEUROIMMUNOPHILIN PATENT RIGHTS owned by JHU (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

               1.8 "LICENSED SERVICE(S)" shall mean the performance on behalf of a third party of any service which would constitute, but for HOLDINGS' joint ownership interest therein or the license granted to HOLDINGS pursuant to this Agreement, an infringement of a valid, issued claim of JHU NEUROIMMUNOPHILIN PATENT RIGHTS owned by JHU (infringement shall include, but not be limited to, direct, contributory or inducement to infringe).

               1.9 "NDA" shall mean a New Drug Application, a Product License Application or its equivalent.

               1.10 "NET SALES", subject to Paragraph 4.5 below, shall mean gross sales revenues and fees (but not royalty payments) received by the COMPANY, AFFILIATED COMPANIES or SUBLICENSEES, as the case may be, from the sale of ROYALTY PRODUCT(S) to third parties in arms length transactions, less trade discounts allowed, refunds, returns and recalls, transportation charges, and sales, use, value added, withholding and other taxes. In the event that the COMPANY, an AFFILIATED COMPANY or SUBLICENSE sells a ROYALTY PRODUCT(S) in combination with other active ingredients or substances, the NET SALES for purposes of royalty payments shall be based on the sales revenues and fees received with respect to the sales price of the components consisting of ROYALTY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

PRODUCT(S), and if such active components are not priced separately, based on such sales price as the COMPANY, AFFILIATED COMPANY or SUBLICENSEE may reasonably allocate to the ROYALTY PRODUCT(S) included in such combination, subject to the reasonable approval of JHU.

               1.11 "NET SERVICE REVENUES", subject to Paragraph 4.5 below, shall mean actual billings by the COMPANY, AFFILIATED COMPANIES or SUBLICENSEES, as the case may be, for the performance of ROYALTY SERVICE(S) less sales, use, value added, withholding or other taxes imposed upon and with specific reference to the ROYALTY SERVICE(S) (excluding tax measured and assessed solely on the net income of the COMPANY).

               1.12 "JHU NEUROIMMUNOPHILIN PATENT RIGHTS" shall mean (i) the 1996 NIL PATENT RIGHTS; (ii) the 1997 NIL PATENT RIGHTS; (iii) the 1997 JHU NIL PATENT FILINGS; and (iv) all claims of parent, continuing, continuation-in-part (if and to the extent the new matter in the CIP supports claims originally filed in the parent application or the claims in the CIP are supported by the original disclosure in the parent application), reissue and reexamination applications and patents, foreign and domestic, which are directed to the subject matter specifically described in the patent applications set forth in clauses (i) through and including (iii) above and all resulting patents.

               1.13 "NEUROIMMUNOPHILIN TECHNOLOGY" shall mean technology relating to compounds that bind to immunophilins and/or modify rotamase activity of an immunophilin (including but not limited to FK506 binding proteins and cyclophilins) or any downstream signalling pathways, including, without limitation, the COLLABORATION TECHNOLOGY as that term is defined as of December 15, 1997 in the Collaboration and License Agreement of same date among GPI, HOLDINGS, and Amgen Inc. (the "Amgen Agreement").

               1.14 "PARTNERSHIP PROCEEDS" shall mean all signing and licensing fees and rights, milestones and other payments received by the COMPANY or any AFFILIATED COMPANY pursuant to any agreement with any SUBLICENSEE related to the research, development and/or commercialization of NEUROIMMUNOPHILIN TECHNOLOGY, but excluding any amounts received by the COMPANY or any AFFILIATED COMPANY (i) in consideration for issuance of any SECURITIES except to the extent that the amount paid for such SECURITIES exceeds 150% of the fair market value of any such SECURITY; (ii) which are dedicated, pursuant to express written agreement between the COMPANY or any AFFILIATED COMPANY and a SUBLICENSEE, to support or pay for research, development and/or commercialization of NEUROIMMUNOPHILIN TECHNOLOGY at, or under the direction of, the COMPANY or an AFFILIATED

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

COMPANY; (iii) specifically directed to reimburse or prepay the COMPANY or any AFFILIATED COMPANY for expenses or expenditures made or to be incurred as part of the research, development and/or commercialization of NEUROIMMUNOPHILIN TECHNOLOGY; (iv) if the COMPANY retains or assumes responsibility or pays for manufacture of a supply of product or product candidate, any transfer price for supply of such product or product candidate; or (v) as NET SALES or NET SERVICES or running royalties paid thereon. The foregoing exceptions to PARTNERSHIP PROCEEDS contained in clauses (ii) and (iii) extend only to payments from SUBLICENSEES to the COMPANY or any AFFILIATED COMPANY which, consistent with industry custom and practice, are to be applied to, or are to reimburse, costs incurred in commercializing NEUROIMMUNOPHILIN TECHNOLOGY, and in clause (iv) above in order to exclude bona fide consideration, within a range consistent with industry custom and practice, that a SUBLICENSEE may agree to pay the COMPANY or an AFFILIATED COMPANY for the supply of product or product candidates. Such exceptions shall not be construed to afford the COMPANY an opportunity to minimize the amount of PARTNERSHIP PROCEEDS payable by the COMPANY to JHU under this Agreement by unfairly recharacterizing the nature of such payments. In the event any dispute arises among the parties as to whether proceeds received by the COMPANY or any AFFILIATED COMPANY from a SUBLICENSEE qualify for the exceptions set forth in any of clauses (ii) through
(iv) above, the parties agree that such dispute shall be resolved in such a manner as to give effect to the illustrative characterization agreed by the parties in SCHEDULE 4.9 attached to this Agreement, industry custom and practice, and the mutual intention of the parties expressed in the preceding two sentences.

               1.15 "PATENTED ROYALTY PRODUCT" shall mean any material, composition, drug, or other product (including without limitation any LICENSED PRODUCT), the manufacture, use, sale or importation of which would constitute infringement of a claim of a valid, issued patent in the TERRITORY included within the NEUROIMMUNOPHILIN TECHNOLOGY that is owned by or under the CONTROL of JHU (to the extent such patent has been licensed by JHU to the COMPANY under this Agreement), the COMPANY, an AFFILIATED COMPANY or a SUBLICENSEE (provided in the latter case that the COMPANY or an AFFILIATED COMPANY has a right to receive consideration from such SUBLICENSEE in respect of such patent) were it not for such ownership or CONTROL of said patent.

               1.16 "PATENTED ROYALTY SERVICE" shall mean the performance of any service or the manufacture of any product or the use of any product (including any LICENSED SERVICE), on behalf of a third party which would

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

constitute infringement of a claim of a valid, issued patent in the TERRITORY included within the NEUROIMMUNOPHILIN TECHNOLOGY that is owned by or under the CONTROL of JHU (to the extent such patent has been licensed by JHU to the COMPANY under this Agreement), the COMPANY, an AFFILIATED COMPANY or a SUBLICENSEE (provided in the latter case that the COMPANY or an AFFILIATED COMPANY has a right to receive consideration from such SUBLICENSEE in respect of such patent) were it not for such ownership or CONTROL of said patent.

               1.17 "ROYALTY PRODUCT(S)" shall mean PATENTED ROYALTY PRODUCT(S) and UNPATENTED ROYALTY PRODUCT(S).

               1.18 "ROYALTY SERVICE(S)" shall mean PATENTED ROYALTY SERVICE(S) and UNPATENTED ROYALTY SERVICE(S). For the avoidance of doubt, for purposes of this Agreement, ROYALTY SERVICES shall not include services rendered by third party vendors engaged by the COMPANY, an AFFILIATED COMPANY and/or a SUBLICENSEE to the extent such vendors are merely performing services or supplying product in support of the research, pre-clinical or clinical development and/or manufacture or supply of ROYALTY PRODUCTS or ROYALTY SERVICES.

               1.19 "SECURITIES" shall mean any equity, debt or other securities (including, without limitation, any option, warrant, convertible equity or debt, or other derivative security) issued by the COMPANY.

               1.20 "SUBLICENSEE" shall mean any and all entities (other than the COMPANY) that are authorized by the COMPANY to make, have made, use, sell, import, export, or provide any ROYALTY PRODUCT or ROYALTY SERVICE.

               1.21 "TERRITORY" shall mean each country or other distinct national jurisdiction, taken separately, around the world.

               1.22 "UNPATENTED ROYALTY PRODUCT" shall mean a product in the FIELD encompassing ligands that bind to immunophilins which is not a PATENTED ROYALTY PRODUCT in respect of which the COMPANY or any AFFILIATED COMPANY receives NET SALES or receives a royalty from a SUBLICENSEE.

               1.23 "UNPATENTED ROYALTY SERVICE" shall mean the performance on behalf of a third party of any service that includes the making, use or sale of an UNPATENTED ROYALTY PRODUCT and in respect of which the COMPANY or any AFFILIATED COMPANY receives NET SERVICE REVENUES or receives a royalty from a SUBLICENSEE.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                               ARTICLE 2 - GRANTS

               2.1 Subject to the terms and conditions of this Agreement, JHU hereby grants to HOLDINGS an EXCLUSIVE LICENSE to make, have made, use, lease, sell and import in all cases for any purpose the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the TERRITORY under the JHU
NEUROIMMUNOPHILIN PATENT RIGHTS.

               2.2 HOLDINGS may sublicense others under this Agreement and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed. Each sublicense shall be consistent with the terms of this Agreement. JHU acknowledges prior receipt of the Amgen Agreement and the sublicenses granted thereunder respecting certain of the JHU NEUROIMMUNOPHILIN PATENT RIGHTS.

                         ARTICLE 3 - PATENT INFRINGEMENT

               3.1 In the event JHU or the COMPANY shall learn of the substantial infringement of any patent included within JHU NEUROIMMUNOPHILIN PATENT RIGHTS, the party who learns of the infringement shall promptly notify the other party in writing and shall provide the other party with all available evidence of such infringement. HOLDINGS and JHU shall use commercially reasonable efforts to eliminate such infringement without litigation. If the efforts of the parties are not successful in eliminating the infringement within ninety (90) days after the infringer has been formally notified of the infringement by HOLDINGS, HOLDINGS shall have the right, but not the obligation, to commence suit against such infringement on its own account; provided that, HOLDINGS may elect to commence any such suit prior to said ninety (90) day period.

               3.2 Subject to Paragraph 3.1 above, JHU may bring suit on its own account and at its cost, but only if HOLDINGS elects not to commence suit, either by formal notice or by failure by HOLDINGS to act within ninety (90) days following the end of the initial ninety (90) day period referenced in Paragraph 3.1 above. The COMPANY shall retain the right to join any suit initiated by JHU.

               3.3 If JHU is made a party through the actions of HOLDINGS to an infringement suit brought by HOLDINGS, any costs, expenses or fees incurred by JHU as a result of such action shall be reimbursed by HOLDINGS, provided that nothing herein shall be deemed to require HOLDINGS to reimburse JHU for any such costs incurred by JHU as a result of JHU's suit on its account pursuant to Paragraph 3.2 above.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

               3.4 Legal action to eliminate infringement and/or recover damages brought pursuant to this ARTICLE 3 shall be at the full expense of the party by whom suit is brought. All such damages actually recovered by a party hereto ("LITIGATION PROCEEDS") shall first be used to reimburse each party for its expenses in connection with such legal action (in proportion to the expenses of each party, if recovery is insufficient to cover all such expenses) and the remainder of such LITIGATION PROCEEDS (the "REMAINDER") shall be allocated 85% to the party hereto taking the lead in representing the interests of the owners of the JHU NEUROIMMUNOPHILIN PATENT RIGHTS in the action, and 15% to the other party hereto.

               3.5 Each party agrees to cooperate with the other in litigation proceedings. Either party may be represented at its own expense by counsel of its choice in any suit.

                     ARTICLE 4 - ROYALTY AND OTHER PAYMENTS

               4.1    HOLDINGS shall pay to JHU:

                      (a) As a running royalty, for each PATENTED ROYALTY PRODUCT sold for one or more indications within the FIELD, and for each PATENTED ROYALTY SERVICE relating to the FIELD provided, by the COMPANY or by any AFFILIATED COMPANY, * of NET SALES and NET SERVICE REVENUES relating to such PATENTED ROYALTY PRODUCTS sold and such PATENTED ROYALTY SERVICES provided for the term of this Agreement;

                      (b) As a running royalty, for each PATENTED ROYALTY PRODUCT sold for one or more indications within the FIELD, and for each PATENTED ROYALTY SERVICE relating to the FIELD provided, by any SUBLICENSEE other than an AFFILIATED COMPANY, * of NET SALES and NET SERVICE REVENUES relating to such PATENTED ROYALTY PRODUCTS sold and such PATENTED ROYALTY SERVICES provided for the term of this Agreement;

                      (c) As a running royalty, for each PATENTED ROYALTY PRODUCT sold exclusively for indications outside the field, and for each PATENTED ROYALTY SERVICE unrelated to the FIELD provided, by the COMPANY, any AFFILIATED COMPANY or any SUBLICENSEE, * of NET SALES and NET SERVICE REVENUES relating to such PATENTED ROYALTY PRODUCTS sold and such PATENTED ROYALTY SERVICES provided for the term of this Agreement.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                      (d) As a running royalty, for each UNPATENTED ROYALTY PRODUCT sold, and for each UNPATENTED ROYALTY SERVICE provided, by the COMPANY or by any AFFILIATED COMPANY * of NET SALES and NET SERVICE REVENUES relating to such UNPATENTED ROYALTY PRODUCTS sold and UNPATENTED ROYALTY SERVICES provided for the term of this Agreement; and

                      (e) In the event the COMPANY or any AFFILIATED COMPANY receives royalty payments from a SUBLICENSEE with respect to an UNPATENTED ROYALTY PRODUCT or an UNPATENTED ROYALTY SERVICE, then a running royalty, for each such UNPATENTED ROYALTY PRODUCT sold, and for each such UNPATENTED ROYALTY SERVICE so provided, equal to * of the of NET SALES and NET SERVICE REVENUES relating to such UNPATENTED ROYALTY PRODUCTS sold and UNPATENTED ROYALTY SERVICES provided during the term of this Agreement.

                      All such royalty payments shall be made quarterly as provided in Paragraph 4.3 below. In determining royalties, it will be assumed that the status of a ROYALTY PRODUCT (i.e., whether it is a PATENTED ROYALTY PRODUCT or an UNPATENTED ROYALTY PRODUCT) at the end of the applicable quarter was in effect for the entire period.

               4.2    (a)   In addition to the royalty payments outlined in
Paragraph 4.1 above, HOLDINGS shall pay to JHU * of all PARTNERSHIP PROCEEDS paid on or after the EFFECTIVE DATE no later than forty-five (45) days following the end of the calendar quarter in which the COMPANY (or any AFFILIATED COMPANY) receives amounts constituting PARTNERSHIP PROCEEDS.

                      (b) In respect of the exclusive licenses granted hereby and the other mutual agreements, covenants and consideration contained herein, simultaneously with the execution and delivery of this Agreement the COMPANY shall pay to JHU by check or wire transfer, as JHU shall instruct the COMPANY in writing no less than three (3) business days prior to such date of execution, *. In reliance upon the COMPANY's representations in Paragraph 4.9 below, JHU acknowledges and agrees that the COMPANY, on or prior to the EFFECTIVE DATE, has paid to JHU all amounts that may be due to JHU under the 1996 AGREEMENT, and all amounts that may be due to JHU under the 1997 AGREEMENT insofar as they relate to the 1997 NIL PATENT RIGHTS.

               4.3 Following the first commercial sale of a ROYALTY PRODUCT or ROYALTY SERVICE, HOLDINGS shall provide to JHU within sixty (60) days of the end of each March, June, September and December, a written report to JHU

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

stating the amount of ROYALTY PRODUCT(S) and ROYALTY SERVICE(S) sold, the total NET SALES and NET SERVICE REVENUES of such ROYALTY PRODUCT(S) and ROYALTY SERVICE(S), and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by the COMPANY, AFFILIATED COMPANIES and SUBLICENSEES. Payment of any such royalties due shall accompany such report. The parties understand and agree that in the event such products or services are sold, whether pursuant to a sublicense, marketing and sales agreement or other contract, by a party other than the COMPANY or an AFFILIATED COMPANY, HOLDINGS may base its reports of NET SALES and payments of royalty to JHU under this Paragraph 4.3 on information as and when received from such other party, provided in no event will HOLDINGS be required to report and pay royalty on a given due date under this Paragraph 4.3 based on a report or payment received less than ten (10) business days prior to such due date under this Paragraph
4.3. By way of example and without limitation, if a third party markets and sells a ROYALTY PRODUCT and reports to HOLDINGS a certain quarter's domestic sales by the 45th day following such quarter, and international sales by the 60th day following such quarter, HOLDINGS will report and make a royalty payment to JHU with respect to such domestic sales by the 60th day following such quarter, and a royalty payment with respect to such international sales at the next report due date under this Paragraph 4.3. Until the COMPANY, an AFFILIATED COMPANY or a SUBLICENSEE has made the first commercial sale of a ROYALTY PRODUCT(S) pursuant to FDA commercial approval, HOLDINGS shall cause to be submitted to JHU a report at the end of every June and December after the EFFECTIVE DATE of this Agreement describing the COMPANY's direct and indirect technical efforts towards meeting the milestones set forth in ARTICLE 6.

               4.4    The COMPANY shall make and retain, for a period of three
(3) years following the period of each report required by Paragraph 4.3 above, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.3. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. The COMPANY shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten
(10) business days' written notice to the COMPANY. Such inspection shall not be made more than once each calendar year. JHU's election from time to time not to conduct such inspection shall not be deemed to constitute a waiver of its right to conduct future inspections under this Paragraph 4.4. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to ten percent (10%) or more of such payment, such

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

costs shall be borne by HOLDINGS. The COMPANY shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEES which agreement permits such party to make, use or sell the ROYALTY PRODUCT(S) or provide ROYALTY SERVICE(S), a provision requiring such party to retain records of sales of ROYALTY PRODUCT(S) and records of ROYALTY SERVICE(S) and other information as required in Paragraph 4.3 and permit JHU to inspect such records as required by this Paragraph 4.4.

               4.5 In order to insure JHU the full royalty payments contemplated hereunder, the COMPANY agrees that in the event any ROYALTY PRODUCT is sold to an AFFILIATED COMPANY, a SUBLICENSEE or to a corporation, firm or association with which COMPANY has a business relationship (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) (collectively, "Affiliated Purchasers"), the royalties to be paid hereunder for such ROYALTY PRODUCT(S) shall be based upon the greater of: (1) the net selling price at which such Affiliated Purchasers of ROYALTY PRODUCT(S) resell such product to the end user; (2) the Net Service Revenue such Affiliated Purchasers receive from using the ROYALTY PRODUCT(S) in providing a service; (3) the fair market value of the ROYALTY PRODUCT(S) being sold at that level of distribution; or (4) the net price paid by such Affiliated Purchasers for ROYALTY PRODUCT(S); provided, however, that, subject to the following sentence, the foregoing shall not apply in the event that a ROYALTY PRODUCT or a ROYALTY SERVICE is supplied at no charge or below fair market value for bona fide business reasons such as supply for clinical trials, distributions for compassionate use, an indigent program and the like, or for advertising and promotion (collectively, "DISCRETIONARY USES"). In the event that the COMPANY receives any revenues from an Affiliated Purchaser as a result of such Affiliated Purchaser's DISCRETIONARY USES, any such amounts paid to the COMPANY shall be considered PARTNERSHIP PROCEEDS for purposes of Paragraph 4.2(a) above.

               4.6 It is the sole responsibility of JHU to distribute to the JHU inventors of the JHU NEUROIMMUNOPHILIN PATENT RIGHTS such portion of the amounts paid pursuant to this ARTICLE 4 as JHU may be required to distribute pursuant to its internal policies.

               4.7 All payments due under this Agreement shall be made in U.S. Dollars.

               4.8. GPI hereby guarantees the payment obligations of HOLDINGS under this ARTICLE 4.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

               4.9 Except for the amounts set forth in Schedule 4.9 hereto, COMPANY represents that as of the EFFECTIVE DATE it has received no payments from any third party respecting the NEUROIMMUNOPHILIN TECHNOLOGY. Further, COMPANY represents that as of the EFFECTIVE DATE: (i) other than the Amgen Agreement, the COMPANY has not entered into a sublicense with any third party for the JHU NEUROIMMUNOPHILIN PATENT RIGHTS respecting the research, development and/or commercialization of NEUROIMMUNOPHILIN TECHNOLOGY; and (ii) HOLDINGS, GPI and Amgen have not entered into any amendment of the Amgen Agreement.

               4.10 In the event that PARTNERSHIP PROCEEDS, royalties or other payments would be due JHU under both this Agreement and any other license agreement existing between JHU and GPI and/or HOLDINGS in respect of the sale of any particular product or service or the sublicensing of any NEUROIMMUNOPHILIN TECHNOLOGY, the COMPANY's aggregate liability to JHU for such payments nevertheless shall not exceed the amount due under any single agreement.

              ARTICLE 5 - JHU NEUROIMMUNOPHILIN PATENT RIGHTS AND
                            CONFIDENTIAL INFORMATION

               5.1 HOLDINGS will, at its expense, take lead responsibility for, and have final authority with respect to, the preparation, filing, prosecution, and maintenance of the JHU NEUROIMMUNOPHILIN PATENT RIGHTS, using competent and experienced patent counsel. Unless JHU and HOLDINGS specifically consent in writing in particular cases, counsel for HOLDINGS shall not have authority to act as counsel for JHU in connection with patent matters, and JHU shall be free to appoint its own counsel at its own expense. HOLDINGS will use commercially reasonable efforts to: (i) diligently prepare, file, prosecute and maintain patents and patent applications specified under the JHU NEUROIMMUNOPHILIN PATENT RIGHTS; (ii) seek the allowance of broad generic claims, consistent with HOLDINGS' good faith determinations of enforceability, business considerations and other factors; (iii) provide JHU and its patent counsel with copies of patent applications and other substantive patent prosecution documents pertaining to the JHU NEUROIMMUNOPHILIN PATENT RIGHTS prior to filing in the United States or foreign patent offices so as to afford JHU a reasonable opportunity to review and comment; (iv) consider JHU's input in the formulation and execution of HOLDINGS' strategy with respect to filings constituting the JHU NEUROIMMUNOPHILIN PATENT RIGHTS; provided however, that HOLDINGS shall have the right to make the final determination in all matters relating to the JHU NEUROIMMUNOPHILIN PATENT RIGHTS. Title to all patents and patent applications constituting JHU NEUROIMMUNOPHILIN PATENT RIGHTS which are solely owned by JHU shall reside in JHU, and, in the case of patents and patent applications constituting JHU

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

NEUROIMMUNOPHILIN PATENT RIGHTS which are jointly owned by JHU and the COMPANY, title shall reside jointly in JHU and HOLDINGS. HOLDINGS will use commercially reasonable efforts to provide timely notice of actions or omissions which to its knowledge would result in JHU NEUROIMMUNOPHILIN PATENT RIGHTS being irrevocably lost, so that JHU may if it so desires take appropriate action to preserve the JHU NEUROIMMUNOPHILIN PATENT RIGHTS. In any TERRITORY where HOLDINGS elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent encompassed by the NEUROIMUNOPHILIN PATENT RIGHTS, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense. In the event JHU files, prosecutes, and/or maintains a patent application or patent at its own expense pursuant to this Paragraph 5.1(b), the COMPANY shall not thereafter be licensed hereunder with respect to JHU's interest in such patent or patent application in such jurisdiction. Attached as Schedule 5.1 hereto is a current list of jurisdictions in which the COMPANY is pursuing patent rights with respect to JHU Matter No. DM-9986. Except as JHU may specifically give written notice to the COMPANY, JHU does not expect to pursue patent rights in jurisdictions not pursued by the COMPANY, except in North America, Europe, Australia, or Japan.

               5.2 The COMPANY agrees to use commercially reasonable efforts to mark all packaging containing individual LICENSED PRODUCT(S) sold by the COMPANY, AFFILIATED COMPANIES and SUBLICENSEES of COMPANY with the number of the applicable patent(s) licensed hereunder in accordance with each TERRITORY's patent laws.

               5.3 From time to time in the course of performing under this Agreement or developing a ROYALTY PRODUCT or ROYALTY SERVICE, each of JHU, on the one hand, and the COMPANY, on the other, may disclose confidential information to the other. The recipient of such information agrees to employ all reasonable efforts to maintain any such information as secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. Such confidential information shall not be disclosed or revealed to anyone except inventors or employees who have entered into a secrecy agreement with the recipient under which such inventors or employees are required to maintain confidential the proprietary information of the recipient (including confidential information received by the recipient) and such inventors or employees shall be advised by the recipient of the confidential nature

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

of the information and that the information shall be treated accordingly. The recipient's obligations under this Paragraph 5.3 shall not extend to any information:

               a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure;

               b. that can be demonstrated, from written records, to have been in the recipient's possession or available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure;

               c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient;

               d. that is received by the recipient in good faith from a third party who is not, directly or indirectly, under an obligation of confidentiality to the disclosing party with respect to same; or

               e. that can be demonstrated is independently discovered or developed by the recipient without reference to any information or material disclosed hereunder.

               The COMPANY shall have the right to disclose confidential information received from JHU hereunder to AFFILIATED COMPANIES, SUBLICENSEES and/or professional advisors, provided that such persons or entities are subject to substantially similar obligations of confidentiality as are contained in this Paragraph 5.3. Upon any termination of this Agreement, all copies of any confidential information in the recipient's possession shall promptly be returned to the disclosing party or destroyed; provided, however, that a recipient may retain one copy of such information in the office of its legal counsel for archival purposes. The obligations set forth in this Paragraph 5.3 shall apply during the term of this Agreement and shall extend for a period of five (5) years from the date this Agreement is terminated.

                  ARTICLE 6 - TERM, MILESTONES AND TERMINATION

               6.1. This Agreement shall expire in each TERRITORY on the date the last patent directed to JHU NEUROIMMUNOPHILIN PATENT RIGHTS expires in that TERRITORY, or twenty (20) years from the EFFECTIVE DATE of this Agreement, whichever is later; provided, however, that in no event shall royalty payments due under this Agreement extend beyond the time period permitted by local law.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

               6.2 The COMPANY (either directly or through AFFILIATED COMPANIES or SUBLICENSEES) shall spend at least One Hundred Thousand dollars ($100,000) in each calendar year period (or a pro rata portion thereof for any period less than a year) to research, develop or test the ROYALTY PRODUCT(S), until such time as the COMPANY (either directly or through AFFILIATED COMPANIES or SUBLICENSEES) has filed and received approval of the first NDA with the FDA for a ROYALTY PRODUCT. Such required expenditures (in each case a "Minimum Annual Expenditure") shall be inclusive of internal expenses, such as salaries and overhead of COMPANY employees prorated for the percent of time worked on developing ROYALTY PRODUCT(S) and external expenses, such as sponsored research funding provided by the COMPANY to a third party to develop ROYALTY PRODUCT(S). No later than March 31st of each calendar year during the term of this Agreement, HOLDINGS shall provide JHU with a certificate signed by an officer of the COMPANY certifying as to whether the COMPANY has spent in the preceding calendar year at least the Minimum Annual Expenditure for such year. If requested by JHU, the COMPANY shall also provide JHU a written accounting of the expenditures. In the event the COMPANY (either directly or through AFFILIATED COMPANIES or SUBLICENSEES) fails to spend the full amount of the Minimum Annual Expenditure in a given year, the COMPANY (either directly or through AFFILIATED COMPANIES or SUBLICENSEES) shall be obligated to spend in the research, development or testing of the ROYALTY PRODUCT(S) in the succeeding year period both the amount of such shortfall and the Minimum Annual Expenditure for such succeeding year. If at the conclusion of such succeeding year the COMPANY (either directly or through AFFILIATED COMPANIES or SUBLICENSEES) has failed to meet the foregoing expenditure obligation, JHU shall have the option of terminating this Agreement upon sixty (60) days prior written notice to the COMPANY. However, if the actual expenditure in any given year is less than seventy five percent (75%) of the required Minimum Annual Expenditure in that year, JHU shall have the option of terminating this Agreement upon sixty (60) days prior written notice to COMPANY.

               6.3 The COMPANY must meet the following milestones relative to a ROYALTY PRODUCT:

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

          MILESTONE                               ANNIVERSARY FROM
                                                    JUNE 26, 1997

Candidate ROYALTY PRODUCT identified               Fourth year

IND filed for first candidate ROYALTY PRODUCT      Seventh year

NDA filed for first ROYALTY PRODUCT                Twelfth year

Initial Commercial Sale of FDA approved first      Six (6) months following
ROYALTY PRODUCT as part of a nationwide            approval of NDA
sales effort

                      Failure to meet any milestone set forth above shall be grounds for termination of this Agreement by JHU upon sixty (60) days prior written notice to the COMPANY; provided, however, that failure to meet the milestone above shall not be grounds for termination if the delay results from additional time needed for clinical trials or for the FDA to review the COMPANY's NDA, so long as the COMPANY exercises commercially reasonable efforts to meet the milestones as promptly as practicable.

               6.4 After FDA commercial approval has been granted, the COMPANY (either directly or through AFFILIATED COMPANIES or SUBLICENSEES) shall exercise commercially reasonable efforts to market a ROYALTY PRODUCT(S) in the U.S. and worldwide, conditioned upon obtaining regulatory approval in the relevant foreign nation or region. The COMPANY shall also exercise commercially reasonable efforts to develop other ROYALTY PRODUCT(S) suitable for different indications, so that the JHU NEUROIMMUNOPHILIN PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific and business judgment dictate, such determination to be made in good faith by the COMPANY.

               6.5 Upon any material breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default in writing and a period of sixty (60) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said sixty (60) day period, the party not in default shall have the right to terminate this Agreement. Notwithstanding the foregoing, wherever an uncured default or right to terminate arises under this Agreement which relates solely to obligations relating to one or more but not all of the JHU NEUROIMMUNOPHILIN PATENT RIGHTS covered by this Agreement, any such termination may, at the election of the party whose rights are being terminated pursuant thereto, be limited to a termination of the license relating to such one or more but not all of the JHU

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

NEUROIMMUNOPHILIN PATENT RIGHTS covered by this Agreement. By way of example and without limitation, (i) if HOLDINGS fails to timely deliver a required report on the progress of research with respect to a single NEUROIMMUNOPHILIN PATENT RIGHT, but timely delivers required reports with respect to other JHU NEUROIMMUNOPHILIN PATENT RIGHTS, and JHU elects to seek termination of the Agreement pursuant to the terms of this ARTICLE 6, the COMPANY may elect to limit such termination solely to termination of the license under this Agreement with respect to that single NEUROIMMUNOPHILIN PATENT RIGHT, so long as HOLDINGS continues to be in compliance with other terms of this Agreement; and (ii) if JHU elects to seek termination of the Agreement pursuant to this
ARTICLE 6 because of the COMPANY's failure to timely make the Minimum Annual Expenditure, the COMPANY may not elect to limit such termination to the license for any one or more of the JHU NEUROIMMUNOPHILIN PATENT RIGHTS under this Agreement, because the COMPANY's breached obligation does not relate solely to a specific single NEUROIMMUNOPHILIN PATENT RIGHT.

               6.6 Termination shall not affect JHU's right to recover unpaid royalties or fees accrued prior to termination.

               6.7 Termination shall not affect JHU's and the COMPANY's respective joint ownership interest in the 1996 NIL PATENT RIGHTS, and each party may following any termination exercise its respective 1996 NIL PATENT RIGHTS as a joint owner thereof.

                           ARTICLE 7 - MISCELLANEOUS

               7.1 All notices pertaining to this Agreement shall be in writing and sent by: (i) certified mail, postage prepaid and return receipt requested, (ii) recognized national express courier service such as Federal Express, DHL or UPS, (iii) hand delivery, or (iv) facsimile (against receipt of answer-back confirming delivery), to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:


FOR JHU:                     Office of Technology Licensing
                             The Johns Hopkins University School of Medicine 2024 E. Monument Street
                             Suite 2-100
                             Baltimore, MD  21205
                             Attention:  Director
                             Fax: 410/955-1245

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

FOR GPI:                     Guilford Pharmaceuticals Inc.
                             6611 Tributary Street
                             Baltimore, MD  21224
                             Attention:  General Counsel
                             Fax: 410/631-6899

FOR HOLDINGS:                GPI NIL Holdings, Inc.
                             222 Delaware Avenue
                             Wilmington, DE  19899
                             Attention:  Secretary
                             Fax:  302/571-1750

               In the case of notices given by facsimile transmission, a confirmation copy shall also be sent by first class mail but such notice shall be deemed given upon receipt of the facsimile transmission.

               7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

                             Office of Technology Licensing
                             The Johns Hopkins University School of Medicine 2024 E. Monument Street
                             Suite 2-100
                             Baltimore, MD  21205
                             Attention:  Director

                      or such other addressee which JHU may designate in writing form time to time. Checks are to be made payable to "The Johns Hopkins University."

               7.3 This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees and shall not be assignable to another party without mutual written consent, such consent not to be unreasonably withheld, except that the COMPANY shall have the right to assign this Agreement without the consent of JHU to a third party in the case of the sale or transfer by the COMPANY of all, or substantially all, of its assets relating to its neuroimmunophilin program to such third party. Any assignment not in accordance with this Paragraph 7.3 shall be void, and no assignment of this Agreement by any party hereto shall be effective unless and until the assignee delivers to the other party hereto a binding written agreement to assume all duties and obligations of the assignor.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

               7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto, to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

               7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland (without giving effect to conflict of law provisions that might otherwise look to the substantive law of a jurisdiction other than the State of Maryland). Each of the parties hereto irrevocably consents that any legal action or proceeding against it or any of its property related to or arising out of this Agreement or any other agreement executed in connection herewith may be brought in any court of the State of Maryland or any Federal Court of the United States of America in the State of Maryland, and by the execution and delivery of this Agreement each party hereto hereby accepts with regard to any such action or proceeding, generally and unconditionally, the jurisdiction and venue of the aforesaid courts.

               7.6 The COMPANY shall not use the name of THE JOHNS HOPKINS UNIVERSITY, THE JOHNS HOPKINS HEALTH SYSTEM or the NATIONAL INSTITUTES OF HEALTH or any of their constituent parts, such as the Johns Hopkins Hospital or any contraction thereof (a "HOPKINS ENTITY") in any advertising, promotional, sales literature or fund-raising documents without prior written consent of the appropriate officer of JHU, such consent not to be unreasonably withheld. The foregoing notwithstanding, the COMPANY will not be required to obtain the aforementioned consent of JHU: (a) if such disclosure is required by applicable law, rule or regulation; (b) to the extent the COMPANY simply states that it and JHU are joint owners of the applicable JHU NEUROIMMUNOPHILIN PATENT RIGHTS and that the COMPANY is the exclusive licensee from JHU under one or more patents and/or applications comprising the JHU NEUROIMMUNOPHILIN PATENT RIGHTS; or (c) where the affiliation of a JHU inventor is disclosed solely for identification purposes, provided, however, that the COMPANY shall provide JHU, reasonably contemporaneously, representative samples of any such uses or disclosures for advertising, promotional, sales literature, or fundraising purposes.

               7.7 Subject to Schedule 7.7, JHU warrants, as of the EFFECTIVE DATE, that: (i) it has good and marketable title to its interest in the inventions claimed under the JHU NEUROIMMUNOPHILIN PATENT RIGHTS with the

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

exception of the retained rights, if any, of the United States Government and HOLDINGS' joint ownership right therein; (ii) it has the full right and authority to enter into this Agreement and to grant the rights and licenses granted herein; and (iii) there are no pending or, to JHU's knowledge, threatened actions, suits or claims against JHU or others with respect to the JHU NEUROIMMUNOPHILIN PATENT RIGHTS. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 7.7, THE COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES AGREE OR WILL AGREE, AS APPROPRIATE THAT THE JHU NEUROIMMUNOPHILIN PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF THE LICENSED PRODUCT(S) AND LICENSED SERVICE(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU, OR THE JHU INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES, OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. THE COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES ASSUME, OR WILL ASSUME, AS APPROPRIATE ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

               7.8 JHU and the JHU inventors of the LICENSED PRODUCT(S) and LICENSED SERVICE(S) will not, under the provision of this Agreement or otherwise, have control over the manner in which the COMPANY, its AFFILIATE COMPANIES, its SUBLICENSEES, those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICE(S) from any of the foregoing entities, practice the invention of LICENSED PRODUCTS) or LICENSED SERVICE(S). The COMPANY shall defend and hold JHU, The Johns Hopkins Health Systems, their present and former regents, trustees, officers, JHU

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

inventors, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU, or the inventors, either jointly or severally, is named as a party defendant in any such lawsuit; provided that the COMPANY shall have sole control of the defense and settlement of any such lawsuit. Practice of the inventions covered by LICENSED PRODUCT(S) or LICENSED SERVICE(S) by an AFFILIATED COMPANY, an agent or a SUBLICENSEE, a third party on behalf of or for the account of the COMPANY or by a third party who purchases LICENSED PRODUCT(S) or LICENSED SERVICE(S) from the COMPANY, shall be considered the COMPANY's practice of said inventions for purposes of this Paragraph 7.8. The obligation of the COMPANY to defend and indemnify as set out in this Paragraph
7.8 shall survive any termination of this Agreement.

               7.9 Prior to initial human testing or first commercial sale of any LICENSED PRODUCT(S) or LICENSED SERVICE(S) as the case may be in any particular TERRITORY, HOLDINGS shall cause to be established and maintained, in each TERRITORY in which COMPANY, an AFFILIATE COMPANY or SUBLICENSEES shall test or sell LICENSED PRODUCT(S) or LICENSED SERVICES(S), product liability or other appropriate insurance coverage appropriate to the risks involved in so testing or selling LICENSED PRODUCT(S) or LICENSED SERVICE(S) and will, upon the request of JHU but no more than once annually, present evidence to JHU that such coverage is being maintained. Upon JHU's request, HOLDINGS will cause to be furnished to JHU a Certificate of Insurance of each product liability insurance policy obtained and agree to increase or change the kind of insurance pertaining to the LICENSED PRODUCT(S) or LICENSED SERVICE(S) at the reasonable request of JHU. JHU shall be listed as name insured in COMPANY's said insurance policies.

               7.10 JHU may publish manuscripts, abstracts or the like describing the JHU NEUROIMMUNOPHILIN PATENT RIGHTS and inventions contained therein provided confidential information of the COMPANY, as defined in Paragraph 5.3, is not included, or is not published without first obtaining prior written approval from the COMPANY to include such confidential information. Otherwise, JHU, and the JHU inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to LICENSED PRODUCT(S) or LICENSED SERVICE(S) without prior approval, provided, however, that the JHU inventors will provide copies of such manuscripts and abstracts to the COMPANY at least sixty (60) days prior to publication. If the COMPANY has not been given an opportunity to review such materials for the full

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

sixty (60) day period, JHU will upon the COMPANY's request delay publication of such materials in order to offer the COMPANY the full benefit of such sixty
(60) day review period. During this period, the parties will confer in good faith and cooperate with each other with respect to any patent applications which may be filed in order to protect the intellectual property rights of JHU or the COMPANY prior to publication.

               7.11 This Agreement (including the Schedules hereto, which are incorporated by reference and made part hereof) constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and amends, restates and supersedes all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter, including, but not limited to, the 1996 AGREEMENT and, to the extent relating to the 1997 NIL PATENT RIGHTS, the 1997 AGREEMENT.

               7.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instance shall be construed as a further or continuing waiver of such conditions or term or of any other condition or term.

               7.13 This Agreement shall be binding upon and inure to the benefit of and been enforceable by the parties hereto and their respective successors and permitted assigns.

               7.14 Upon termination of this Agreement for any reason, Paragraphs 5.3, 6.6, 6.7, 7.6, 7.7, 7.8 and 7.9 shall survive termination of this Agreement.

               7.15 JHU covenants that it will caused a true and complete copy of the prosecution history and all patent filings constituting the JHU NEUROIMMUNOPHILIN PATENT RIGHTS through the EFFECTIVE DATE to be delivered to HOLDINGS's outside patent counsel on or prior to the date that is five (5) business days following the EFFECTIVE DATE, and JHU further covenants to cause to be delivered to the COMPANY, simultaneously with the execution and delivery of this Agreement, a document in form and substance reasonably acceptable to the COMPANY signed by JHU and/or its patent counsel transferring lead responsibility for prosecution of the JHU NEUROIMMUNOPHILIN PATENT RIGHTS to HOLDINGS' outside patent pursuant to Section 5.1 of this Agreement

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

from and after the EFFECTIVE DATE. JHU further agrees to keep he COMPANY fully informed, and to consult with the COMPANY on a regular basis, with respect to any action, suit and/or claim by any third party with respect to the JHU NEUROIMMUNOPHILIN PATENT RIGHTS and the licenses granted hereunder to the COMPANY. JHU shall promptly inform the COMPANY in writing in the event JHU shall receive a written notice of any such action, suit and/or claim from a third party.

               7.16 The COMPANY covenants that, in the event (1) the COMPANY and Amgen hereafter agree to any modification of the Amgen Agreement having the effect of reducing the amount of any milestone payments to be made by Amgen in consideration (at least in part) of an increase in any royalty payments to be made by Amgen, and (2) JHU does not consent in writing to such modification, the COMPANY shall continue to make payments to JHU pursuant to Paragraph 4.2(a) above as if such milestone provisions had not been modified and Amgen had made the specified payments to HOLDINGS in accordance with their original terms.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

               IN WITNESS WHEREOF, the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY               GUILFORD
                                           PHARMACEUTICALS INC.

By:                                       By:
   -------------------------                -------------------------
Name:                                      Craig R. Smith, M.D.
     -----------------------               President and Chief Executive
Title:                                     Officer
      ----------------------


Date:                   , 1998            Date:                   , 1998
     ------------------                        -------------------




                                           GPI NIL HOLDINGS, INC.

                                          By:
                                            -------------------------
                                           Daniel P. McCollum
                                           Vice President and Secretary


                                          Date:                   , 1998
                                              -------------------

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                  SCHEDULE 4.9

               LIST OF PAYMENTS FROM AMGEN UNDER AMGEN AGREEMENT

        As of the EFFECTIVE DATE, the following describes all amounts paid by Amgen to the COMPANY pursuant to the Amgen Agreement:

1)      $15 million Signing Fee in August 1997.

2) $15 million for the purchase of 640,095 shares of GPI common stock in October 1997.

3) $5 million for purchase of warrants to purchase up to 700,000 shares of GPI common stock in October 1997.

4) $4.5 million in Research Program Funding through the period ending September 30, 1998.

5) $1 million as a milestone payment related to the initiation of Lead Selection in September 1998.

6) Reimbursement of miscellaneous COMPANY expenses, including certain foreign patent counsel costs, and payment for the purchase of certain laboratory animals, and for reimbursement of third-party vendor costs incurred by the COMPANY.

        For the purpose of illustration only, the parties acknowledge that, were the payments set forth above in items 1) through 6) above made after, rather than prior to, the EFFECTIVE DATE, the proceeds received by the COMPANY from Amgen above would have given rise to payment obligations to JHU under this Agreement as follows:

a. The $15 million Signing Fee would have constituted PARTNERSHIP PROCEEDS under Section 4.2(a) of the Agreement;

b. No amounts would have been due and owing to JHU with respect to the $15 million payment for GPI common stock or the $5 million payment for warrants because of Section 1.13(i);

c. No amounts would have been due and owing to JHU with respect to the $4.5 million in Research Program Funding because of Section 1.13(ii);

d. The $1 million milestone amount would have constituted PARTNERSHIP PROCEEDS under Section 4.2(a); and

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

e. No amounts would have been due and owing to JHU with respect to the amounts reimbursed to the Company as described in item 6) above because of Section 1.13(iii).

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                  SCHEDULE 5.1

                                       *

                                [1 page omitted]

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                  SCHEDULE 7.7

                                       *

                                [2 pages omitted]

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.